UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2026

Rumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40079	80-0984597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

444 Gulf of Mexico Dr

Longboat Key, FL 34228

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (941) 210-0196

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RUM	The Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RUMBW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Rumble Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders on June 11, 2026 (the “Annual Meeting”). The final results of each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Each such proposal is further described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2026.

Proposal 1. The Company’s stockholders elected the six directors listed below to serve for one-year terms expiring at the Company’s 2027 annual meeting of stockholders or until their respective successors are duly elected and qualified by the votes indicated:

Nominees	For	Withheld	Broker Non-Votes
Chris Pavlovski	1,153,778,948	724,893	131,153,075
Katie Biber	1,153,296,054	1,207,787	131,153,075
Paul Cappuccio	1,154,105,626	398,215	131,153,075
Phil Evershed	1,154,139,114	364,727	131,153,075
Ryan Milnes	1,154,058,835	445,006	131,153,075
Jerry Naumoff(1)	12,198,861	2,905,677	—

(1)	Mr. Naumoff is a Class A Director, as defined in the Company’s Second Amended and Restated Certificate of Incorporation, and is elected solely by vote of the Company’s Class A Common Stock.

Proposal 2. The Company’s stockholders ratified the selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 by the votes indicated:

For	Against	Abstentions
1,284,679,467	446,520	530,929

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rumble Inc.

Date: June 15, 2026	By:	/s/ Maurice F. Edelson
	Name:	Maurice F. Edelson
	Title:	General Counsel and Corporate Secretary

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